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                                                                    EXHIBIT 23.3

               [LETTERHEAD OF FERGUSON AND COMPANY APPEARS HERE]

                                AUGUST 21, 1997


BOARD OF DIRECTORS
SALIDA BUILDING AND LOAN ASSOCIATION
130 WEST 2ND STREET
SALIDA, COLORADO  81201

DIRECTORS:

     We hereby consent to the use of our firm's name in the Form AC Application for Conversion of Salida Building and Loan Association, Salida, Colorado, and any amendments thereto, and in the Form SB-2 Registration Statement of High Country Bancorp, Inc., and any amendments thereto. We also hereby consent to the inclusion of, summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of High Country Bancorp, Inc.

                                          Sincerely,



                                          Robin L. Fussell
                                          Principal